UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     ----------------------------------------------------------------------

         Date of Report (Date of earliest event reported): June 9, 2005
                               (January 19, 2005)

Commission file number: 0-22773

                            NETSOL TECHNOLOGIES, INC.
        (Exact name of small business issuer as specified in its charter)

                    NEVADA                              95-4627685
       (State or other Jurisdiction of             (I.R.S. Employer NO.)
        Incorporation or Organization)

 23901 Calabasas Road, Suite 2072, Calabasas, CA         91302
     (Address of principal executive offices)          (Zip Code)

                         (818) 222-9195 / (818) 222-9197
           (Issuer's telephone/facsimile numbers, including area code)


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Item 1.01.  Entry into a Material Definitive Agreement.

On January 19, 2005, NetSol Technologies, Inc., a Nevada corporation (the "Company") entered into a Share Purchase Agreement whereby the Company agreed to acquire 100% of the issued and outstanding shares of CQ Systems Ltd., a company organized under the laws of England and Wales ("CQ") (the "Share Purchase Agreement"). Prior to the execution of the Share Purchase Agreement, there was no relationship between the Company and any of the parties to the Share Purchase Agreement. On March 1, 2005, the Company filed an amended current report on form 8-K including the financial statements of CQ and certain pro forma financial statements. We are amending this current report to remove the reference to the CQ Systems Ltd. Financial Statements for the year ended March 31, 2003 and to add the financial statements of CQ Systems Ltd. for the period ending December 31, 2004. The financial statements and pro forma financial information has been amended and are attached hereto.

Exhibits


Listed below are the financial statements, pro forma financial information filed as a part of this report.

(a)   Financial Statements of the Business Acquired.

(1)   CQ Systems Ltd. Financial Statements for the year ended March 31, 2004

(2)   CQ Systems Ltd. Financial Statements for the period ending December 31,
      2004


(b)   Pro Forma Financial Information.

(1) NetSol Technologies Inc. and Subsidiaries Pro Forma Financial Statements June 30, 2004 (Unaudited)

      NetSol Technologies Inc. and Subsidiaries Pro Forma Financial Statements June 30, 2003 (Unaudited)

      NetSol Technologies, Inc. and Subsidiaries Pro Forma Financial Statements for the quarter and six months ended December 31, 2004 (Unaudited)

(c) Exhibits

2.1 Share Purchase Agreement dated as of January 19, 2005 by and between the Company and the shareholders of CQ Systems Ltd.*


*Previously filed


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.


Date:    June 9, 2005                     /s/ Naeem Ghauri
                                          ---------------------------
                                          NAEEM GHAURI
                                          Chief Executive Officer


Date:    June 9, 2005                     /s/  Najeeb Ghauri
                                          ---------------------------
                                          NAJEEB GHAURI
                                          Chief Financial Officer and Chairman


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